PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   BlackRock Core Bond Trust--High Yield (BHK-HYLD)
   BlackRock Multi-Sector Income Trust--High Yield (BIT-HYLD)
   BlackRock Limited Duration Income Trust--High Yield (BLW-HYLD)
   BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
   BlackRock Multi-Asset Income--High Yield Portfolio (BR-INC-HY)
   BlackRock Secured Credit Portfolio (BR-MSB)
   BlackRock Credit Allocation Income Trust (Preferred Sleeve) (BTZ-PREF) BlackRock High Yield Portfolio of BlackRock Series Fund, Inc (BVA-HI) BlackRock High Yield V.I. Fund (BVA-HY)
   BlackRock Debt Strategies Fund, Inc. (DSU)
   BlackRock Corporate High Yield Fund, Inc. (HYT)
   MIST BlackRock High Yield Portfolio (MIST-HY)
   AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  10-27-2015

Security Type:                  BND/CORP

Issuer                          Toll Brothers Finance Corp. (2025)

Selling Underwriter             Deutsche Bank Securities Inc.

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          Citigroup Global Markets Inc., Deutsche Bank
                                Securities Inc., Mizuho Securities USA Inc.,
                                SunTrust Robinson Humphrey, Inc., PNC Capital
                                Markets LLC, Capital One Securities, Inc.,
                                U.S. Bancorp Investments, Inc., Wells Fargo
                                Securities, LLC, Comerica Securities, Inc.,
                                Fifth Third Securities, Inc., Regions
                                Securities LLC, SMBC Nikko Securities America,
                                Inc., TD Securities (USA) LLC

TRANSACTION DETAILS

Date of Purchase                                    10-27-2015
Purchase Price/Share                                           Total Commission,
(per share / % of par)                             $    100.00 Spread or Profit        0.650
1. Aggregate Principal Amount Purchased (a+b)                                    $20,000,000
   a.  US Registered Funds (Appendix attached
       with individual Fund/Client purchase)                                     $10,903,000
   b.  Other BlackRock Clients                                                   $ 9,097,000

Rule 10f-3 Report - Definitions

2. Aggregate Principal Amount of Offering                      $350,000,000

FUND RATIO
[Divide Sum of #1 by #2] Must be less than 0.25                     0.05714

Rule 10f-3 Report - Definitions

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X]  U.S. Registered Public Offering      [Issuer must have 3 years of
                                          continuous operations]
[_]  Eligible Rule 144A Offering          [Issuer must have 3 years of
                                          continuous operations]
[_]  Eligible Municipal Securities
[_]  Eligible Foreign Offering            [Issuer must have 3 years of
                                          continuous operations]
[_]  Government Securities Offering       [Issuer must have 3 years of
                                          continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES        The securities were offered pursuant to an underwriting or
[_] NO         similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES       No affiliated underwriter was a direct or indirect
[_] NO        participant in, or benefited directly or indirectly from, the transaction.

Completed by:   Dillip Behera                              Date: 10-29-2015
                -----------------------------------------
                Global Syndicate Team Member

Approved by:    Steven DeLaura                             Date:10-29-2015
                -----------------------------------------
                Global Syndicate Team Member

Rule 10f-3 Report - Definitions

DEFINITIONS

TERM                                           DEFINITION
-------------------------- ---------------------------------------------------
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e., other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                                Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions

TERM                                              DEFINITION
------------------------------- -----------------------------------------------
Eligible Municipal Securities   The securities:

                                (a)  are direct obligations of, or
                                     obligations guaranteed as to principal
                                     or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                                (b) are sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time; and

                                (c)  either

                                     (1)  are subject to no greater than
                                          moderate credit risk; or

                                     (2)  if the issuer of the municipal
                                          securities, or the entity supplying
                                          the revenues or other payments from
                                          which the issue is to be paid, has
                                          been in continuous operation for
                                          less than three years, including
                                          the operation of any predecessors,
                                          the securities are subject to a
                                          minimal or low amount of credit risk.

                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a)  the securities are offered or sold in
                                     transactions exempt from registration
                                     under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

                                (b) the securities were sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                                (c)  the seller and any person acting on
                                     behalf of the seller reasonably believe
                                     that the securities are eligible for
                                     resale to other QIBs pursuant to Rule
                                     144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions

TERM                                               DEFINITION
--------------------------------- --------------------------------------------
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.